Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 50, National Trust 315 and New York Trust 211:

We consent to the use of our report dated July 30, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
July 30, 2002